CONFORMED COPY

                         MANAGEMENT CONSULTING AGREEMENT

             THIS AGREEMENT (the "Agreement") is made and entered into as of the 16th day of February, 1996, by and between Newco Inc., a Wisconsin corporation ("Newco"), and Swing-N-Slide Corp., a Delaware corporation ("SNSC") (collectively, the "Corporation"); and Glencoe Investment Corporation, a Delaware corporation, and Desai Capital Management Incorporated, a New York corporation, both principals of GreenGrass Capital (collectively, the "Consultant").

                              W I T N E S S E T H :

             WHEREAS, the Corporation is engaged in the business of manufacturing and selling outdoor playground equipment; and

             WHEREAS, the Consultant possesses expertise in financial and management matters; and

             WHEREAS, the Corporation desires to engage the Consultant to provide certain consulting services described herein, and the Consultant desires to provide such services, in accordance with the terms and subject to the conditions set forth in the Agreement.

             NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

             1. Engagement. The Corporation does hereby appoint and engage the Consultant to provide the services described herein, and the Corporation hereby agrees to provide such services, upon the terms and subject to the conditions set forth in this Agreement.

             2. Description of Services. During the term of this Agreement, and any renewals or extensions hereof, the Consultant shall provide the following services for and on behalf of the Corporation: consult with respect to financial and management matters relating to the ongoing business of the Corporation as and when needed; board of directors and committee membership, attendance and participation (without standard board compensation); management of external banking and financial affairs of the Corporation in the ordinary course of business in conjunction with senior executives of the Corporation; and, provide such other services as may be reasonably requested by the Corporation relating to the ongoing finances and management of the Corporation. The services covered under this Agreement shall not include major extraordinary project tasks such as substantial investment banking-type work that may be required in connection with capital raising, mergers or acquisitions.

             3. Term. Unless terminated as hereinafter provided, the term of this Agreement shall commence on the date hereof and shall continue in full force and effect for a period of one (1) year, and thereafter shall be automatically renewed for successive one (1) year terms unless either party shall notify the other at least sixty (60) days prior to the expiration of the term, or any renewal or extension thereof, of its intention not to renew this Agreement.

             4. Consulting Fee. In consideration for the services the Consultant shall provide the Corporation pursuant to this Agreement, the Corporation shall pay to the Consultant a quarterly consulting fee of Seventy-Five Thousand Dollars ($75,000.00), payable on or before the tenth
   (10th) day of the month immediately following the end of each calendar quarter.

             5. Expenses. The Corporation shall pay, or promptly reimburse upon request, the Consultant for all reasonable expenses paid or incurred by the Consultant in connection with the performance of services hereunder, upon presentation of expense statements, vouchers, or other evidence of expense.

             6. Independent Contractor. The Consultant shall act as an independent contractor in the provision of services to the Corporation pursuant to this Agreement. Neither the Consultant nor any of its employees or agents are to be considered as employees of the Corporation for any purpose, nor will they be entitled to any of the benefits the Corporation may provide for its employees. Accordingly, the Consultant shall be solely responsible for payment of all taxes arising out of its activities, under this Agreement, including any and all applicable federal, state, and local taxes.

             7. Relationship of the Parties. It is expressly agreed by the parties hereto that no agency relationship is, or shall be deemed to have been, created by this Agreement, and except as expressly set forth in this Agreement, no party shall by reason of this Agreement have the power or authority to bind any other party contractually or otherwise.

             8. Confidential Information. During the term of this Agreement and at all times thereafter, the Consultant shall not take or use, directly or indirectly, or otherwise disclose to anyone, any Confidential Information (as hereinafter defined), except (i) as necessary to carry out its obligations under this Agreement, (ii) as authorized in writing by the Corporation, or (iii) as required by any court or governmental agency. For purposes of this Section, "Confidential Information" shall mean any and all ideas, innovations, conceptions, inventions, developments, methods, techniques, specifications, equipment, computer software and programs, notes, worksheets, customer and supplier lists, data, financial information, and other information in any form that concerns or relates to any aspect of the actual or contemplated business of the Corporation.

             9. Termination. Notwithstanding any provision contained herein to the contrary, this Agreement may be terminated as follows:

                  (a)  Upon written agreement of the parties;

                  (b) By the Corporation, by a majority vote of the independent directors, after an annual review by the board of directors of the services of the Consultant;

                  (c) By the Corporation, upon the bankruptcy or dissolution of the Consultant; or

                  (d) By the nonbreaching party, in the event of a material breach of this Agreement by the other party that shall continue for a period of thirty (30) days after written notice to such other party of such breach and election to terminate.

             10. Notices. All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given if delivered by hand or mailed, return receipt requested, with postage prepaid to the following addresses (or such other addresses with a copy to such other persons as the parties shall designate in writing from time to time):

                  (a)  If to the Corporation, then to the following:

                       Swing-N-Slide Corp.
                       1212 Barberry Drive
                       Janesville, WI  53545
                       Attention:  Richard Mueller

                       with a copy to:

                       Joseph P. Hildebrandt
                       Foley & Lardner
                       150 East Gilman Street
                       P.O. Box 1497
                       Madison, WI  53701-1497

                  (b)  If to the Consultant, then to the following:

                       Glencoe Investment Corporation
                       311 South Wacker Drive, Suite 4990
                       Chicago, IL  60606
                       Attention:  David S. Evans

                       and

                       Desai Capital Management Incorporated
                       540 Madison Avenue
                       New York, NY  10022
                       Attention: Timothy R. Kelleher

                       with a copy to:

                       Martin D. Mann
                       Foley & Lardner
                       777 East Wisconsin Avenue
                       Milwaukee, WI  53202

             11.  Miscellaneous

                  (a) This Agreement shall represent the entire agreement of the parties with respect to the subject matter contained herein, and shall supersede any and all prior agreement, negotiations, understandings, or representations with respect thereto. No amendment or modification of this Agreement shall be binding unless in writing, signed by each of the parties hereto.

                  (b) No party shall assign this Agreement or any rights hereunder without the prior written consent of the other party hereto, and any such attempt at assignment shall be null and void.

                  (c) No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against which it is sought to be enforced. No waiver of any provision of this Agreement may at any time be deemed a waiver of any other provision of this Agreement at such time, or a waiver of such or any other provisions at any other time.

                  (d) In the event any portion of this Agreement shall be adjudicated invalid for any reason, the remainder of this Agreement shall remain in full force and effect and shall be severed from the portion or portions deemed invalid.

                  (e) This Agreement shall be binding upon, and shall insure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, and assigns.

                  (f) This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Wisconsin, without regard to conflicts of laws principles.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

   CORPORATION:                       CONSULTANT:

   NEWCO, INC.                        GLENCOE INVESTMENT CORPORATION

   By:  /S/ Richard G. Mueller        By:       /S/ David S. Evans
        Richard G. Mueller, President Name:     David S. Evans
                                      Title:    President and CEO

   SWING-N-SLIDE CORP.                DESAI CAPITAL MANAGEMENT
                                      INCORPORATED

   By:  /S/ Richard G. Mueller        By:       /S/ Frank J. Pados, Jr.
        Richard G. Mueller, President Names:    Frank J. Pados, Jr.
                                      Title:    Executive Vice President